Exhibit J

                   Energia International de CSW, S.A .de C.V.
                               Statement of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)
                                    ($000's)


      Equity Earnings in Altamira Project                   $ 1,330

       Total Expenses                                             -
                                                            ---------


       Net Income Before Tax                                   1,330

       Income Tax Expense                                        (34)
                                                            ---------

       Net Income                                            $ 1,364
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